Exhibit 24

Limited Power of Attorney for Section 16 Reporting Obligations

Know all by these presents , that the undersigned  hereby  makes, constitutes and  appoints John T. Maxwell,  James Hoffman, Robert Arnold, Lori J. Braender and Ellen S. Knarr, and  each of  them acting individually without the other, as the undersigned’s true and lawful attorney- in- fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)          prepare, execute, acknowledge, deliver  and file  Forms 3, 4, and  5 (including any amendments thereto) with respect to the securities issued by Aquestive Therapeutics, Inc., a Delaware corporation (the “Company”), with the United  States Securities and  Exchange Commission, any  national  securities exchange and the Company, as considered necessary or advisable under  Section  16(a) of  the Securities Exchange Act of 1934 and the rules and  regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)          seek or obtain, as  the  undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)          perform any and all other acts which in the discretion of such attorney(s)-in-fact are necessary or desirable for and on behalf of  the undersigned  in connection with the foregoing, including, without limitation, preparing, executing, acknowledging, delivering and filing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form 10, including amendments thereto, and  any other documents necessary or appropriate  to obtain  and  renew codes  and  passwords enabling the undersigned to make electronic filings with the SEC of  reports  required  by Section 16 (a) of the Exchange Act.

The undersigned acknowledges that:

(1)          this Limited Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided  to such  attorneys- in-fact without independent verification of such information;

(2)          any documents prepared  and /or executed by such attorneys-in-fact on behalf of the undersigned pursuant to  this  Limited  Power of  Attorney will be in such form and will contain such information and disclosure as such attorneys- in-fact, in his or their discretion, deem necessary or desirable;

(3)          neither the Company nor such  attorneys-in-fact assume (i) any liability for  the undersigned’s  responsibility to comply with the requirements of  the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of  the undersigned for profit disgorgement under Section 16(6) of the Exchange Act; and

(4)          this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorneys- in-fact, and each of them acting individually without the other, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer  required  to  file  Forms  3,  4  and  5  with  respect  to  the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature  page follows]

IN WITNESS WHEREOF, the undersigned has caused this Limited  Power of Attorney to be executed as of this 10th, day of July 2018.

/s/ A. Mark Schobel
A. Mark Schobel